UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2005

Cipher Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	13-4099008
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Commission File No:	0-23873

3801 N. Washington Street	60523
Oak Brook, Illinois
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:          (630) 371-5583

_________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

       As disclosed in its Form 10-KSB for the year ended December 31, 2004, on April 11, 2005, the Registrant and its wholly-owned subsidiary, Positron Acquisition Corp., a Nevada corporation (“PAC”) entered into a Securities Exchange Agreement with Imagin Diagnostic Centres, Inc., a Canadian corporation (“Imagin”). Pursuant to the terms of the Agreement, the Registrant will issue 30,000,000 newly-issued shares of common stock, par value $.001 (the “Imagin Shares”) in exchange for convertible promissory notes (the “Notes”), executed in favor of Imagin by Positron Corporation, a publicly owned Texas corporation (“Positron”). The Notes are convertible into shares of Positron’s class C and Class D Preferred Stock, which in turn are convertible into 64,000,000 shares of Positron’s Common Stock, par value $.01 per share (the “Exchange Shares”). The Exchange Shares will, upon issuance, represent a controlling position and therefore a change of control in Positron by the Registrant, upon issuance, the Imagin Shares will represent a minority of the issued and outstanding common stock of the Registrant and therefore a change of control.

       The closing of the Exchange will occur upon transfer of the Notes to the Registrant and delivery of the Imagin Shares to Imagin.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibits	Description
10.1	Securities Exchange Agreement dated April 11, 2005, among Cipher Holding Corporation, Positron Acquisition Corp. and Imagin Diagnostic Centres, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2005	Cipher Holding Corporation By: /s/ Patrick Rooney Patrick Rooney President